As filed on September 17, 2002              Registration Statement No. 333-_____



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                           PRAXIS PHARMACEUTICALS INC.
             (Exact name of registrant as specified in its charter)

              UTAH                                       98-0173610
  (State or other jurisdiction of                     (I.R.S. Employer
   incorporation or organization)                    Identification No.)

    595 HORNBY STREET, SUITE 600, VANCOUVER, BRITISH COLUMBIA V6C 1A4 CANADA
               (Address of principal executive offices) (Zip code)

                      STOCK OPTION GRANTED TO DAVID STADNYK
                     STOCK OPTION GRANTED TO SCOTT PEDERSEN
                     STOCK OPTION GRANTED TO WINSTON CABELL
                       STOCK OPTION GRANTED TO PETER MILES
                      STOCK OPTION GRANTED TO DAVID JEFFERY
                      STOCK OPTION GRANTED TO JOHN THORNTON
                      STOCK OPTION GRANTED TO DAVID LAUNDY
                            (Full title of the plan)

                            DAVID STADNYK, PRESIDENT
                           PRAXIS PHARMACEUTICALS INC.
                          595 HORNBY STREET, SUITE 600
                   VANCOUVER, BRITISH COLUMBIA V6C 1A4 CANADA
                     (Name and address of agent for service)

                                 (604) 688-6050
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             FAY M. MATSUKAGE, ESQ.
                   DILL DILL CARR STONBRAKER & HUTCHINGS, P.C.
                          455 SHERMAN STREET, SUITE 300
                                DENVER, CO 80203
                                 (303) 777-3737

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------

TITLE OF EACH CLASS OF                               PROPOSED MAXIMUM       PROPOSED MAXIMUM
   SECURITIES TO BE          AMOUNT TO BE           OFFERING PRICE PER     AGGREGATE OFFERING          AMOUNT OF
      REGISTERED              REGISTERED                   SHARE                  PRICE            REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
Shares of common stock          300,000                 $0.035 (2)<F2>         $10,500 (2)<F2>           $0.97
underlying stock              shares (1)<F1>
option to David Stadnyk
--------------------------------------------------------------------------------------------------------------------
Shares of common stock          600,000                 $0.035 (2)<F2>         $21,000 (2)<F2>           $1.94
underlying stock              shares (1)<F1>
option to Scott Pedersen
--------------------------------------------------------------------------------------------------------------------
Shares of common stock          150,000                 $0.035 (2)<F2>         $5,250 (2)<F2>            $0.48
underlying stock              shares (1)<F1>
option to Winston Cabell
--------------------------------------------------------------------------------------------------------------------
Shares of common stock          150,000                 $0.035 (2)<F2>         $5,250 (2)<F2>            $0.48
underlying stock              shares (1)<F1>
option to Peter Miles
--------------------------------------------------------------------------------------------------------------------
Shares of common stock          150,000                 $0.035 (2)<F2>         $5,250 (2)<F2>            $0.48
underlying stock              shares (1)<F1>
option to David Jeffery
--------------------------------------------------------------------------------------------------------------------
Shares of common stock          150,000                 $0.035 (2)<F2>         $5,250 (2)<F2>            $0.48
underlying stock              shares (1)<F1>
option to John Thornton
--------------------------------------------------------------------------------------------------------------------
Shares of common stock          50,000                  $0.035 (2)<F2>         $1,750 (2)<F2>            $0.17
underlying stock              shares (1)<F1>
option to David Laundy
--------------------------------------------------------------------------------------------------------------------
TOTAL                          1,550,000                                       $54,250 (2)<F2>           $5.00
                              shares (1)<F1>
--------------------------------------------------------------------------------------------------------------------

(1)<F1> Pursuant to Rule 416 under the Securities Act, this Registration Statement shall also cover any additional shares of the common stock of the Company which become issuable by reason of any stock split, stock dividend, recapitalization, or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's common stock.

(2)<F2> Calculated pursuant to Rule 457(h)(1) under the Securities Act based on the exercise price of the options.

                                EXPLANATORY NOTE

This Registration Statement has been prepared in accordance with the requirements of Form S-8 under the Securities Act, to register shares of our common stock, $.001 par value per share, issuable pursuant to stock options. Under cover of this Form S-8 is our reoffer prospectus prepared in accordance with Part I of Form S-3 under the Securities Act. Our reoffer prospectus has been prepared pursuant to Instruction C of Form S-8, in accordance with the requirements of Part I of Form S-3, and may be used for reofferings and resales on a continuous or delayed basis in the future of "restricted securities" which may be issued, pursuant to stock options.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION

We will send or give the documents containing the information specified in Part 1 of Form S-8 to employees as specified by the Securities and Exchange Commission Rule 428(b)(1) under the Securities Act. We do not need to file these documents with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements under Rule 424 of the Securities Act.


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

Praxis Pharmaceuticals Inc., a Utah corporation, will furnish without charge to each person to whom the reoffer prospectus is delivered, upon the oral or written request of such person, a copy of any and all of the documents incorporated by reference (other than exhibits to such documents). Requests should be directed to the attention of David Stadnyk at Praxis Pharmaceuticals Inc., 595 Hornby Street, Suite 600, Vancouver, British Columbia V6C 1A4 Canada, telephone number (604) 688-6050.

                               REOFFER PROSPECTUS



                        1,550,000 SHARES OF COMMON STOCK


                           Praxis Pharmaceuticals Inc.
                          595 Hornby Street, Suite 600
                   Vancouver, British Columbia V6C 1A4 Canada
                                 (604) 688-6050


         This reoffer prospectus relates to 1,550,000 shares of the common stock of Praxis Pharmaceuticals Inc. which may be offered and resold from time to time by the selling stockholders identified in this prospectus for their own accounts. It is anticipated that the selling stockholders will offer shares for sale at prevailing prices on the OTC Bulletin Board on the date of sale. We will receive no part of the proceeds from sales made under this reoffer prospectus. The selling stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling stockholders will be borne by us.

         The selling stockholders and any brokers executing selling orders on behalf of them may be deemed to be "underwriters" within the meaning of the Securities Act, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act.

         Our common stock is traded on the OTC Bulletin Board under the symbol "PRXX." On September 13, 2002, the last reported price of our common stock on such market was $0.15 per share.

         This investment involves a high degree of risk. Please see "Risk Factors" beginning on page 3.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this reoffer prospectus is truthful or complete. Any representation to the contrary is a criminal offense.






           The date of this reoffer prospectus is September 17, 2002.

                                TABLE OF CONTENTS

                                                                            PAGE

SUMMARY....................................................................    3

RISK FACTORS...............................................................    3

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS..........................    6

USE OF PROCEEDS............................................................    6

SELLING STOCKHOLDERS.......................................................    6

PLAN OF DISTRIBUTION.......................................................    7

INDEMNIFICATION OF DIRECTORS AND OFFICERS..................................    8

LEGAL MATTERS..............................................................    8

EXPERTS....................................................................    8

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................    8

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US.........................    9


                               __________________



         You should only rely on the information incorporated by reference or provided in this reoffer prospectus or any supplement. We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this reoffer prospectus or any supplement is accurate as of any date other than the date on the front of this reoffer prospectus.

                                     SUMMARY

         Praxis Pharmaceuticals Inc. was formed in response to an apparent market opportunity in the pharmaceutical industry for small molecular agents capable of moderating inflammatory responses. The founding individuals recognized several significant diseases, which are inadequately served by current therapies, as providing this opportunity. We are a startup company, which commenced operations in July 1997. Our mission is to develop a unique panel of therapeutics based on carbohydrate chemistry. To achieve that mission, we plan to acquire licenses for products or intellectual property from other organizations or companies when and if there is sufficient evidence that this would facilitate the expansion of the range of therapeutics that we have in our product line. We also plan to develop new drugs internally. The drugs are intended to be used in the control of inflammation in a range of indications, such as skin conditions to autoimmune diseases. The technology also has applicability in the cosmetic and nutraceutical markets and agents for wrinkles and other conditions are being developed for these markets.

         To date, we have not generated any revenues from product sales, royalties, or license fees.

         Our principal executive offices are located at 595 Hornby Street, Suite 600, Vancouver, British Columbia V6C 1A4 Canada. Our telephone number is (604) 688-6050.


                                  RISK FACTORS

         An investment in the common stock being offered for resale by the selling shareholders is very risky. You should carefully consider the risk factors described below, together with all other information in this prospectus before making an investment decision. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occurs, our business, financial conditions or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

WE HAVE A HISTORY OF OPERATING LOSSES AND HAVE NOT YET GENERATED ANY REVENUES. WE MAY NEVER BECOME PROFITABLE.

         Although we commenced operations in July 1997, we have not yet generated any revenues. Additionally, we have a limited operating history upon which potential investors may evaluate our performance. Through May 31, 2002, we have generated an accumulated deficit of $1,296,597. For the years ended May 31, 2002 and 2001, we incurred net losses of $152,673 and $185,064, respectively. We expect to incur significant operating losses over at least the next three years. Our future operations may not be profitable. We must consider the likelihood of our success relative to the problems, difficulties, complications, and delays frequently encountered in connection with the development and operation of a new business, particularly in the pharmaceutical industry.

IF WE DO NOT OBTAIN ADEQUATE FINANCING TO FUND OUR FUTURE OPERATIONS AND TO COMPLETE DEVELOPMENT AND INTRODUCE PRODUCTS WE MAY NOT BE ABLE TO SUCCESSFULLY IMPLEMENT OUR BUSINESS PLAN.

         Our near-term goals are to raise the funds necessary for working capital and to develop strategic alliances with established pharmaceutical companies in order to conduct clinical trials and to market approved therapeutics.

         Until such time as we obtain agreements with third-party licensees or partners to provide funding for our anticipated research and development activities, we will be dependent upon proceeds from the sale of securities. Further, substantial funds will be required before we will be able to generate revenues sufficient to support our operations. We cannot assure you that we will be able to obtain such additional funds on favorable terms, if at all. Our inability to raise sufficient funds could require us to delay, scale back, or eliminate certain research and development programs.

OUR AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

         The report of our independent auditors includes an explanatory paragraph relating to the uncertainty of our ability to continue as a going concern. We have suffered significant operating losses since inception, require additional financing, and need to continue the development of our products. Our consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty. We cannot assure you that we will be able to develop a commercially viable product. Even if we were able to develop a commercially viable product, we cannot assure you that we will be able to attain profitable operations.

WE HAVE NOT COMPLETED THE DEVELOPMENT OF ANY PRODUCTS AND, AS A RESULT, WE HAVE HAD NO REVENUES FROM THE SALE OF PRODUCTS SINCE INCEPTION AND WE DO NOT EXPECT TO BE PROFITABLE FOR SEVERAL MORE YEARS.

         Although we have demonstrated in pre-clinical studies that our carbohydrate compounds may have applicability in a broad range of diseases, clinical studies are yet to be performed to confirm these findings. Our proposed products are in the early development stage, require significant further research, development, testing and regulatory clearances, and are subject to the risks of failure inherent in the development of products based on innovative technologies. These risks include the possibilities that any or all of the proposed products may be found to be ineffective or toxic, or otherwise may fail to receive necessary regulatory clearances; that the proposed products, although effective, may be uneconomical to market; or that third parties may market superior or equivalent products. Due to the extended testing and regulatory review process required before marketing clearance can be obtained, we do not expect to be able to realize revenues from the sale to consumers of any drugs within the next five years.

IF WE DO NOT OBTAIN GOVERNMENTAL APPROVALS FOR OUR PRODUCTS, WE WILL BE UNABLE TO MARKET THEM.

         We will not be able to commercialize our products until we have acceptable clinical trial results and regulatory approval from the Food and Drug Administration and foreign regulatory authorities. The FDA and other regulatory authorities require that the safety and efficacy of a drug be supported by results from adequate and well-controlled clinical trials before approval for commercial sale. Over-the-counter drugs (non-prescription drugs), which will be the focus of our efforts, must conform to regulations specifying conditions whereby they are generally recognized as safe and effective, and not misbranded.

         Even if we believe the clinical trials demonstrate the safety and efficacy of a product, the FDA and other regulatory authorities may not accept our assessment of the results. In order to demonstrate the safety and efficacy of the products we may have to conduct additional clinical trials beyond those currently planned. The process of obtaining regulatory clearances or approvals is costly and time-consuming.

WE MAY EXPERIENCE DIFFICULTIES IN THE INTRODUCTION OF NEW PRODUCTS THAT COULD RESULT IN OUR HAVING TO INCUR SIGNIFICANT UNEXPECTED EXPENSES OR DELAY THE LAUNCH OF NEW PRODUCTS.

         Assuming we complete the research and development phase, we cannot predict how long our pre-clinical and clinical trials will take or whether they will be successful. We expect the rate of completion of any clinical trials for our products will depend on many factors, including obtaining adequate clinical supplies and the rate of patient recruitment. Patient recruitment is a function of many factors, including the size of the patient population, the proximity of patients to clinical sites, and the eligibility criteria for patients who may enroll in the trial. We may experience increased costs, program delays, or both, if there are delays in patient enrollment in the clinical trials.

         The development of our proposed products and processes has taken longer than anticipated and could be additionally delayed. Therefore, we cannot assure you of timely completion and introduction of these products on a cost-effective basis, or that these products, if introduced, will achieve sufficient market acceptance to allow us to achieve profitable operations.

INTENSE COMPETITION FROM EXISTING AND NEW ENTITIES MAY ADVERSELY AFFECT OUR REVENUES AND PROFITABILITY.

         We face significant competition in the area of pharmaceutical research. Due to our small size, it can be assumed that most if not all of our competitors have significantly greater financial, technical, and other resources. These competitors may be able to respond more quickly to new or emerging technologies than we can. Also, our competitors and potential competitors have greater name recognition and ability to enter into strategic partnerships to engage in new research and development efforts. To compete, we may be forced to narrow its research and development focus, thereby reducing our likelihood for success.

WE DEPEND ON OUR KEY MANAGEMENT PERSONNEL AND THE LOSS OF THEIR SERVICES COULD HARM OUR BUSINESS.

         We place substantial reliance upon the efforts and abilities of our sole officer and directors, David Stadnyk and Winston Cabell. The loss of the services of either of them could have a material adverse effect on our business, operations, or prospects. We presently do not have employment agreements with any of them. We presently do not maintain key man life insurance on the lives of these individuals.

OUR STOCK PRICE WILL FLUCTUATE AFTER THIS OFFERING, WHICH COULD RESULT IN SUBSTANTIAL LOSSES FOR INVESTORS.

         The market price for our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control. These factors include:

     o    Quarterly variations in operating results;
     o    Changes in financial estimates by securities analysts;
     o Announcements by us or our competitors of new products, significant contracts, acquisitions or strategic relationships;
     o    Disputes concerning our patents or proprietary rights;
     o    Publicity about our company, our products or our competitors;
     o Publicity regarding actual or potential medical results relating to products under development by us or our competitors;
     o    Additions or departures of key personnel;
     o    Any future sales of our common stock or other securities; and
     o Stock market price and volume fluctuations of publicly-traded companies.

         These and other external factors have caused and may continue to cause the market price and demand for our common stock to fluctuate substantially, which may limit or prevent investors from readily selling their shares of common stock and may otherwise negatively affect the liquidity of our common stock.

         In the past, securities class action litigation has often been brought against companies following periods of volatility in the market price of their securities. If securities class action litigation is brought against us it could result in substantial costs and a diversion of our management's attention and resources, which could hurt our business.

OUR COMMON STOCK IS SUBJECT TO PENNY STOCK REGULATION THAT MAY AFFECT THE LIQUIDITY FOR OUR COMMON STOCK.

         Our common stock is subject to regulations of the Securities and Exchange Commission relating to the market for penny stocks. These regulations generally require that a disclosure schedule explaining the penny stock market and the risks associated therewith be delivered to purchasers of penny stocks and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. The regulations applicable to penny stocks may severely affect the market liquidity for our common stock and could limit your ability to sell your securities in the secondary market.

TRADING IN OUR COMMON STOCK ON THE OTC BULLETIN BOARD MAY BE LIMITED THEREBY MAKING IT MORE DIFFICULT FOR INVESTORS TO RESELL THEIR SHARES OF OUR COMMON STOCK.

         Our common stock trades on the OTC Bulletin Board. The OTC Bulletin Board is not an exchange and, because trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on an exchange or NASDAQ, you may have difficulty reselling any of the shares that you purchase from the selling shareholders.


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This reoffer prospectus contains forward-looking statements that involve risks and uncertainties. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "except," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," as well as the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks described above and in other parts of this prospectus. These factors may cause our actual results to differ materially from any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.


                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders.


                              SELLING STOCKHOLDERSS

         The selling stockholders acquired or will acquire beneficial ownership of all shares to be registered under this reoffer prospectus through stock options granted by us. The following table shows the names of the selling stockholders, the number of shares of common stock beneficially owned by such stockholder as of September 13, 2002, and the number of shares of common stock that he may sell from time to time under this reoffer prospectus.

         We may amend or supplement this reoffer prospectus from time to time in the future to update or change this list of selling stockholders and shares which may be resold.

-------------------------------------------------------------------------------------------------------------------------
SELLING STOCKHOLDERS             NUMBER OF SHARES           NUMBER OF                           PERCENTAGE OF SHARES
                              BENEFICIALLY OWNED (1)<F1>      SHARES                           BENEFICIALLY OWNED (3)<F3>
                                                            SUBJECT TO       SHARES TO BE
                                                           OPTIONS (2)<F2>      OFFERED
-------------------------------------------------------------------------------------------------------------------------
                              BEFORE      AFTER OFFERING                                     BEFORE         AFTER
                             OFFERING                                                       OFFERING       OFFERING
-------------------------------------------------------------------------------------------------------------------------
David Stadnyk (4)<F4>        1,050,000      750,000          916,380         300,000          7.3%           5.2%
-------------------------------------------------------------------------------------------------------------------------
Scott Pedersen                 600,000        -0-            600,000         600,000          4.2%            --
-------------------------------------------------------------------------------------------------------------------------
Winston Cabell (4)<F4>         250,000      100,000          250,000         150,000          1.8%           0.7%
-------------------------------------------------------------------------------------------------------------------------
Peter Miles                    150,000        -0-            150,000         150,000          1.1%            --
-------------------------------------------------------------------------------------------------------------------------
David Jeffery                  150,000        -0-            150,000         150,000          1.1%            --
-------------------------------------------------------------------------------------------------------------------------
John Thornton                  150,000        -0-            150,000         150,000          1.1%            --
-------------------------------------------------------------------------------------------------------------------------
David Laundy                    50,000        -0-             50,000          50,000          0.4%            --
-------------------------------------------------------------------------------------------------------------------------



                                       6


(1)<F1> Represents shares owned beneficially by the named individual, including shares that such individual has the right to acquire within 60 days of September 13, 2002. Unless otherwise noted, all persons referred to above have sole voting and sole investment power.

(2)<F2> Includes shares of our common stock underlying options granted to the selling stockholders whether or not exercisable as of, or within 60 days of, September 13, 2002.

(3)<F3>  Based on 13,545,689 shares outstanding as of September 13, 2002.

(4)<F4>  Officers and directors of Praxis.

                              PLAN OF DISTRIBUTION

         The selling stockholders may, from time to time, elect to sell all or a portion of the shares offered under this prospectus in the over-the-counter market. Sales are anticipated to be made at market prices prevailing at the times of such sales. The selling stockholders may also make private sales directly or through a broker or brokers, who may act as agent or principal. Further, they may choose to dispose of the shares offered under this prospectus by gift to a third party or as a donation to a charitable or other non-profit entity. In connection with any sales, the selling stockholders and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act. The amount of securities to be reoffered or resold by means of this reoffer prospectus, by each person, and any other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

         Any broker-dealer participating in such transactions as agent may receive commissions from the selling stockholders (and, if such broker acts as agent for the purchaser of such shares, from such purchaser). Usual and customary brokerage fees will be paid by the selling stockholders. Broker-dealers may agree with them to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the selling stockholders, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to them. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive commissions from the purchasers of such shares.

         We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this reoffer prospectus available to the selling stockholders and have informed them of the possible need for delivery of copies of this reoffer prospectus to purchasers on or prior to sales of the shares offered under this reoffer prospectus. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker, and any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act if any such broker-dealers purchase shares as principal.

         Any securities covered by this reoffer prospectus, which qualify for sale pursuant to Rule 144 under the Securities Act, may be sold under those rules rather than pursuant to this reoffer prospectus.

         There can be no assurance that the selling stockholders will sell any or all of the shares of common stock offered under this reoffer prospectus.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 16-10a-901 ET SEQ. of the Utah Business Corporation Act and
Article VIII of the our articles of incorporation permit us to indemnify our officers and directors and certain other persons against expenses in defense of a suit to which they are parties by reason of such office, so long as the persons conducted themselves in good faith and the persons reasonably believed that their conduct was in our best interests or not opposed to our best interests, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. Indemnification is not permitted in connection with a proceeding by or in the right of the corporation in which the officer or director was adjudged liable to the corporation or in connection with any other proceeding charging that the officer or director derived an improper personal benefit, whether or not involving action in an official capacity.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that act and is therefore unenforceable.


                                  LEGAL MATTERS

         The validity of the common stock offered hereby will be passed upon for us by Dill Dill Carr Stonbraker & Hutchings, P.C., Denver, Colorado.


                                     EXPERTS

         The consolidated financial statements as of May 31, 2002 and 2001 and for each of the three years in the period ended May 31, 2002 incorporated in this reoffer prospectus by reference from our Annual Report on Form 10-KSB for the fiscal year ended May 31, 2002 have been so included in reliance on the report of Steele & Co., independent accountants, which is incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by us with the Securities and Exchange Commission are incorporated herein by reference except to the extent any statement or information therein is modified, superseded or replaced by a statement or information contained in this document or in any other subsequently filed document incorporated herein by reference:

   o our Annual Report on Form 10-KSB for the fiscal year ended May 31, 2002;
   o the description of our common stock, par value $.001 per share, contained in Part I, Item 8 of Amendment No. 5 to our Registration Statement on Form 10-SB filed on October 13, 2000; and
   o all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

         We will furnish without charge to each person to whom the reoffer prospectus is delivered, upon the oral or written request of such person, a copy of any and all of the documents incorporated by reference (other than exhibits to such documents). Requests should be directed to the attention of David Stadnyk at Praxis Pharmaceuticals Inc., 595 Hornby Street, Suite 600, Vancouver, British Columbia V6C 1A4 Canada, telephone number (604) 688-6050.

               WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

         We have filed with the Securities and Exchange Commission a registration statement on Form S-8 under the Securities Act, with respect to the common stock offered by this reoffer prospectus. As permitted by the rules and regulations of the Commission, this reoffer prospectus, which is a part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to our company and the common stock offered hereby, reference is made to such registration statement and the exhibits and schedules thereto. A copy of the registration statement may be inspected without charge at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 233 Broadway, New York, New York 10279. Copies of all or any part of the registration statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. For further information, please call the SEC at 1-800-SEC-0330. In addition, registration statements and certain other filings made with the Commission through its Electronic Data Gathering, Analysis and Retrieval system, including our registration statement and all exhibits and amendments to our registration statements, are publicly available through the Commission's website at http://www.sec.gov.

         We are subject to the information and reporting requirements of the Exchange Act and, in accordance therewith, will file periodic reports, proxy statements and other information with the Securities and Exchange Commission.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents and reports filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) Annual Report of the Registrant on Form 10-KSB for the fiscal year ended May 31, 2002, Commission File No. 0-28627.

         (b) the description of the Registrant's common stock, par value $.001 per share, contained in Part I, Item 8 of Amendment No. 5 to the Registration Statement on Form 10-SB filed on October 13, 2000.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES

Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 16-10a-901 ET SEQ. of the Utah Business Corporation Act and Article VIII of the Company's Articles of Incorporation permit the Company to indemnify its officers and directors and certain other persons against expenses in defense of a suit to which they are parties by reason of such office, so long as the persons conducted themselves in good faith and the persons reasonably believed that their conduct was in the Company's best interests or not opposed to the Company's best interests, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. Indemnification is not permitted in connection with a proceeding by or in the right of the corporation in which the officer or director was adjudged liable to the corporation or in connection with any other proceeding charging that the officer or director derived an improper personal benefit, whether or not involving action in an official capacity.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

The shares issued upon the exercise of the stock options granted to David Stadnyk, Scott Pedersen, Winston Cabell, Peter Miles, David Jeffery, John Thornton, and David Laundy were issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933. Messrs. Stadnyk and Cabell are current officers and/or directors of the registrant. The other persons are currently consultants or advisory board consultants to the registrant. They are deemed to be sophisticated with regard to an investment in the registrant. No underwriters were used.

ITEM 8.  EXHIBITS

--------------------------------------------------------------------------------
   Exhibit
   Number      Description of Document
--------------------------------------------------------------------------------
     4.1       Stock Option Granted to David Stadnyk
--------------------------------------------------------------------------------
     4.2       Stock Option Granted to Scott Pedersen
--------------------------------------------------------------------------------
     4.3       Stock Option Granted to Winston Cabell
--------------------------------------------------------------------------------
     4.4       Stock Option Granted to Peter Miles
--------------------------------------------------------------------------------
     4.5       Stock Option Granted to David Jeffery
--------------------------------------------------------------------------------
     4.6       Stock Option Granted to John Thornton
--------------------------------------------------------------------------------
     4.7       Stock Option Granted to David Laundy
--------------------------------------------------------------------------------
     5.1       Opinion of Dill Dill Carr Stonbraker & Hutchings, P.C.
--------------------------------------------------------------------------------
    23.1       Consent of Steele & Co.
--------------------------------------------------------------------------------
    23.2       Consent of Dill Dill Carr Stonbraker & Hutchings, P.C.
               (incorporated by reference into Exhibit 5.1)
--------------------------------------------------------------------------------


ITEM 9.  UNDERTAKINGS

The undersigned registrant will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

         (ii) Reflect in the prospectus any facts or events, which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on September 16, 2002.

                                    PRAXIS PHARMACEUTICALS INC.


                                    By:  /s/ David Stadnyk
                                      ------------------------------------------
                                          David Stadnyk, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                        TITLE                          DATE

                          President, Secretary, Treasurer
                          and director (Principal Executive,
/s/ DAVID STADNYK         Financial, and Accounting Officer)  September 16, 2002
-------------------------
David Stadnyk


/s/ WINSTON CABELL        director                            September 16, 2002
-------------------------
Winston Cabell